Exhibit 10.39

NOTICE OF GRANT OF PERFORMANCE SHARE UNIT AWARD

ANNIE’S, INC.

OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Annie’s, Inc. (the “Company”) has granted on the Grant Date (set forth below), pursuant to the provisions of the Company’s Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), to the Participant designated in this Notice of Grant of Performance Share Unit Award (the “Notice”), the number of Performance Share Units set forth in the Notice representing the right to receive shares of Common Stock, subject to terms and conditions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Performance Share Unit Award (the “Terms and Conditions”; the Notice and the Terms and Conditions referred to collectively as the “Agreement”).

Participant:

Grant Date:

Performance Period:

Target Number of Performance Share Units (“Units”):

Performance Measure: The Units shall be earned or forfeited based upon the Company’s level of achievement of the cumulative compounded Adjusted Diluted EPS growth rate during the Performance Period (as set forth above) (the “Cumulative Compounded Adjusted Diluted EPS Growth Rate”), as determined by the Committee and as set forth in the table below. For purposes of calculating the Cumulative Compounded Adjusted Diluted EPS Growth Rate, “Adjusted Diluted EPS” shall be the adjusted diluted earnings per share that is generally reported by the Company’s external analysts and by independent services that publish financial results such as Reuters, First Call and FactSet. This measure will be diluted net income per share adjusted under the Plan in a manner that disregards and excludes one-time non-recurring events that do not reflect core operating results, the effects of extraordinary items as set forth in Accounting Standards Codification 225-20 (and any successor provision) or the effects of any other unusual or infrequently occurring events and transactions, including, without limitation, the effects of changes in tax laws and regulations, accounting principles and interpretations or other laws or provisions affecting reported financial results or the financial effects of any unbudgeted acquisition, start-up operation, new joint venture, disposition of any asset, or unbudgeted disposal of a business segment, division or operating unit.

Cumulative Compounded Adjusted Diluted EPS Growth Rate	Units Earned as a Percent of Target	Units Earned
	150% (maximum)
	100% (target)
	50% (threshold)
	0%	0

The level of achievement of the Cumulative Compounded Adjusted Diluted EPS Growth Rate between threshold and target or between target and maximum shall result in a corresponding interpolated vesting percentage on a straight-line basis as determined by the Committee. The level of achievement of the Cumulative Compounded Adjusted Diluted EPS Growth Rate shall be determined in writing by the Committee as provided in the Terms and Conditions. Except as provided in the Terms and Conditions, the Participant must not incur a Termination of Service prior to completion of the Performance Period in order to be entitled to receive a payment upon settlement of the Units (as provided in Section 1(e) of the Terms and Conditions).

Accelerated Vesting: The Units shall be subject to accelerated vesting in accordance with the terms of Section 4 of the Terms and Conditions.

Dividend Units: Prior to settlement of the Units, the Units shall accrue Dividend Units in accordance with Section 1(c) of the Terms and Conditions.

By signing below, the Participant agrees that this Performance Share Unit Award is granted under and governed by the terms and conditions of the Plan and the Agreement.

[Participant Name]	Annie’s, Inc.

By:
Title:
Date:	Date:

TERMS AND CONDITIONS OF PERFORMANCE SHARE UNIT AWARD

These Terms and Conditions of Performance Share Unit Award (these “Terms and Conditions”) relate to the Notice of Grant of Performance Share Unit Award attached hereto (the “Notice”, and together with these Terms and Conditions, the “Agreement”), by and between Annie’s, Inc. (the “Company”), and the person identified in the Notice as the Participant (the “Participant”).

The Committee has approved an award to the Participant under the Company’s Omnibus Incentive Plan, as may be amended from time to time (the “Plan”) equal to the number of Performance Share Units set forth in the Notice representing the right to receive shares of Common Stock, subject to the terms and conditions of the Plan and as outlined in the Notice and below in these Terms and Conditions. For purposes of the Notice and these Terms and Conditions, any reference to the Company shall include a reference to any Subsidiary or Affiliate.

1. Grant of Performance Share Units.

(a) As of the Grant Date set forth in the Notice, the Company has granted to the Participant the number of target Performance Share Units set forth in the Notice (the “Units”), which represent a corresponding number of shares of the Company’s Common Stock (“Shares”), a percentage of which may be awarded to the Participant upon settlement of the Units following the completion of the Performance Period set forth in the Notice (the “Performance Period”) based on the Committee’s determination of the extent to which the target Performance Measure(s) set forth in the Notice of Grant have been met. The Units are subject to the restrictions set forth in these Terms and Conditions (including without limitation Section 2 hereof) and the applicable provisions of the Notice and the Plan.

(b) The Units granted under this Agreement shall be reflected in a bookkeeping account maintained by the Company during the Performance Period. Unless otherwise determined by the Committee, following satisfaction of the vesting conditions (as determined in writing by the Committee based on the level of achievement of the applicable Performance Measure(s) set forth in the Notice), the number of Units that become earned and vested (and any related Dividend Units described in Section 1(c) below) shall be settled in Shares (or in a combination of Shares and cash) as provided in Section 1(e) of these Terms and Conditions and otherwise in accordance with the Plan.

(c) With respect to each Unit, whether or not vested, that has not been forfeited (but only to the extent such award of Units has not been settled), the Company shall, with respect to any cash dividends paid on the Shares during the Performance Period (as defined below), accrue and credit to the Participant’s bookkeeping account a number of additional performance share units having a Fair Market Value as of the date such dividend is paid equal to the cash dividends that would have been paid with respect to such Unit if it were an outstanding Share (the “Dividend Units”). These Dividend Units thereafter shall (i) be treated as Units for purposes of future dividend accruals pursuant to this Section 1(c) and (ii) will either vest and be settled (rounded down to the nearest whole unit) or be immediately forfeited at the same time the Units to which such Dividend Units relate become vested and settled or forfeited (as the case may be). Any dividends or distributions on Shares paid other than in cash shall accrue in the Participant’s bookkeeping account and shall vest and be settled at the same time as the Units in respect of which they are made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Share), or forfeited to the extent the Unit with respect to which such Dividend Units were received is forfeited.

(d) The Company’s obligations under this Agreement (with respect to both the Units and the Dividend Units, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Participant under this Agreement shall be no greater than those of a general unsecured creditor of the Company. In addition, the Units shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed, any Company policy and any applicable federal or state securities law.

(e) Settlement of any Units to the Participant shall either be solely in Shares based on the Fair Market Value of the Shares (determined as of the business day immediately preceding the date of payment), or in a combination of Shares and cash, as determined by the Committee in its sole discretion.

2. Restrictions.

(a) The Participant shall have no rights as a stockholder of the Company by virtue of any Unit unless and until such Units vest and resulting Shares are issued to the Participant upon settlement of such Units.

(b) None of the Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of at any time, except as may be permitted by the Plan or as otherwise permitted by the Committee in its sole discretion or pursuant to rules adopted by the Committee in accordance with the Plan.

(c) Any attempt to dispose of the Units or any interest in the Units in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

3. Performance Period/ Settlement. At the close of the Performance Period, the Committee shall certify the level of achievement of the Performance Measure(s) that has been achieved in connection with the completion of the Company’s audited financial statements for the Company’s fiscal year ending on the last day of the Performance Period, but in no event later than 10 business days following the filing of the Form 10-K for such fiscal year (such date of certification, the “Certification Date”). On the Certification Date, the Committee shall authorize the vesting and settlement of the applicable number of Units, and such Units shall be settled to the extent such Units become issuable or payable as a result of such performance. Notwithstanding the foregoing, in no event will the Units be settled or any payment or issuance thereunder occur later than the December 31st of the Company’s last fiscal year occurring during the Performance Period. The Committee’s determination of the number of Units payable hereunder shall be final and binding on the Participant.

4. Termination/ Change in Control.

(a) If during the Performance Period (i) the Participant incurs a Termination of Service with the Company for any reason other than as described in Sections 4(b) or 4(d), (ii) there occurs a material breach of these Terms and Conditions by the Participant, or (iii) the Participant fails to meet the tax withholding obligations described in Section 5(a) hereof, all rights of the Participant to the Units that have not vested in accordance with the terms of this Agreement as of the date of such event shall terminate immediately and be forfeited in their entirety.

(b) In the event of the Participant’s Termination of Service during the Performance Period due to the Participant’s death or disability, the target number of Units set forth in the Notice shall be deemed immediately vested, no longer subject to forfeiture and settled on the Certification Date.

(c) In the event of the Participant’s Termination of Service following the Performance Period and prior to the Certification Date for any reason other than for Cause, the Participant will be issued the applicable number of Shares in respect of Units (or a combination of Shares and cash) that become settled on the Certification Date. In the event of the Participant’s Termination of Service for Cause following the Performance Period and prior to the Certification Date, all of the Participant’s Units will be forfeited.

(d) Notwithstanding the foregoing, the following provisions shall apply in the event of a Change in Control:

(i) If the Units are assumed or replaced by the successor entity in connection with such Change in Control, then the Units will be converted to shares of time-based restricted stock without pro-ration for any portion of the Performance Period that has elapsed following the Grant Date, as follows: (x) if such Change in Control occurs prior to the 18th month anniversary of the first day of Performance Period, then the Units will be converted into a number of shares of restricted stock equal to the number of Shares that would be payable upon settlement of the Units upon achievement of the performance goal at target level, and any Units not subject to conversion will be forfeited, and (y) if such Change in Control occurs after the 18th month anniversary of the first day of Performance Period, then the Units will be converted into a number of shares of restricted stock equal to the number of Shares that would be payable upon settlement of the Units upon achievement of the performance goal based on actual performance through the date of the Change in Control, and any Units not subject to conversion will be forfeited.

(ii) Any shares of restricted stock issued as a result of conversion under sub-section (i) shall vest in full upon the first to occur of: (x) subject to the Participant delivering a fully effective release of claims in a form provided by the Committee, the Participant’s Termination of Service without Cause occurring within 24 months following the Change in Control; (y) subject to the Participant or his estate, as applicable, delivering a fully effective release of claim in a form provided by the Committee, the Participant’s Termination of Service due to death or disability at any time following the Change in Control; and (z) the last day of the Performance Period, subject to the Participant’s not having incurred a Termination of Service prior to such date. Any shares of restricted stock that do not become vested in accordance with the prior sentence shall be forfeited upon the Participant’s Termination of Service.

(iii) If the Units are not assumed or replaced by the successor entity in connection with such Change in Control, then the Units will vest and be payable upon such Change in Control without pro-ration for any portion of the Performance Period that has elapsed following the Grant Date, as follows: (x) if such Change in Control occurs prior to the 18th month anniversary of the first day of Performance Period, then the Units will vest based upon achievement of the performance goal at target level, and (y) if such Change in Control occurs after the 18th month anniversary of the first day of Performance Period, then the Units will vest based upon achievement of the performance goal based on actual performance through the date of the Change in Control, and any Units not vested in accordance with the foregoing will be forfeited.

(d) The remainder of any Units that have not or do not become vested or converted to restricted stock in accordance with the terms of Section 3 or this Section 4 shall terminate immediately and be forfeited in their entirety.

5. Withholding.

(a) The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Units. The Participant shall be required to meet any applicable tax withholding obligation in accordance with the provisions of the Plan.

(b) Subject to any rules prescribed by the Committee, the Participant shall have the right to elect to meet any withholding requirement (i) by having withheld from this Award at the appropriate time that number of whole Shares whose Fair Market Value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of Shares and cash.

6. Committee’s Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion to waive any forfeiture of the Units as set forth in Section 4 hereof, the Performance Period and any other conditions set forth in this Agreement.

7. Covenants and Conditions on Awards and Recovery.

(a) Covenants. As a condition for participation in the Plan and the receipt of any benefits under this Agreement, the Participant agrees and covenants that at any time during the Participant’s service with the Company and for a period of twenty-four (24) months following the Participant’s Termination of Service for any reason, the Participant shall not, directly or indirectly, (1) disclose or use any confidential information pertaining to the Company, its Affiliates or its Subsidiaries other than in the proper performance of the Participant’s duties or responsibilities with respect to the Company; (2) attempt, directly or indirectly, to induce any employee of the Company, its Affiliates or its Subsidiaries to be employed or perform services elsewhere; or (3) disparage the Company, its Affiliates or its Subsidiaries or any of their respective officers or directors. The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section shall be made by the Committee, in its discretion, and shall be final and binding upon the Participant. A determination that any particular conduct, action or failure falls outside the scope of activities contemplated by this Section shall not imply that, or be determinative of whether, such conduct, action or failure is otherwise lawful or appropriate.

(b) Recovery of Award Upon Violation of Covenants. In the event that the Committee determines that the Participant has violated any of the covenants contained in Section 7(a), then:

(i) all of the Participant’s unvested Units shall be forfeited immediately and all rights of the Participant with respect to such Units shall terminate; and

(ii) to the extent that the Participant has received cash in settlement of any Units upon vesting of such Units, the Participant upon notice from the Company of the Participant’s obligations under this Section 7(b)(ii), shall immediately deliver to the Company an amount in cash equal to the payment previously received by the Participant in settlement of the vested Units.

The notice described in subsection (ii) above may be given at any time within twelve months after the expiration of the applicable covenant period under Section 7(a).

(c) Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Agreement, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law within a period of three (3) years following the original issuance of such financial statements (or such longer period as may be required under applicable law), whether such noncompliance is the result of misconduct or other circumstances, the Participant shall be required to reimburse the Company for any amounts earned or payable with respect to this Award to the extent the Board reasonably determines that the amount earned by or paid to the Participant exceeds the amount earned or payable based on the restated financial statements, or otherwise to the extent required by and in accordance with applicable law and any Company policies.

(d) Retention of Settled Shares in Compliance with Company Share Ownership and Retention Policies. The Units and any Shares acquired upon settlement of any vested Units shall be subject to compliance with any applicable share ownership or retention policies adopted from time to time by the Company.

8. Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan.

9. Nonassignability. The Units may not be sold, assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such Units, as set forth in this Agreement, have lapsed or been removed.

10. Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this award.

11. Regulatory Restrictions on the Units. Notwithstanding any other provision of the Plan, the obligation of the Company to issue Shares in connection with this Award under the Plan shall be subject to all applicable laws, rules and regulations (including without limitation the requirements of any national securities exchange) and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to this Agreement prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

12.	Miscellaneous.

12.1	Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under these Terms and Conditions shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

12.2	Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

12.3	Entire Agreement. These Terms and Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.

12.4	Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

12.5	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.6	Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.

12.7	Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by written agreement of the parties hereto.

12.8	No Right to Continued Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.

12.9	Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.